UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2019

Axos Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37709	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐                                    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01    Regulation FD Disclosure

On March 7, 2019, Axos Clearing LLC (“Clearing”), the correspondent clearing broker recently acquired by Axos Financial, Inc. (the “Registrant”), advanced approximately $16.5 million to a correspondent customer to cover losses resulting from unauthorized securities trades by an employee of the customer.  The Registrant has been informed that the customer’s employee perpetrated a fraudulent scheme to evade its risk controls and falsified trades entered into its order management system.  The correspondent customer is required to indemnify Clearing against any losses and must repay the advance, but Clearing only holds $1.4 million in liquid assets of the correspondent customer.  Repayment of the net liability of the correspondent customer of approximately $15.1 million is uncertain, and may result in a charge of this amount during the Registrant’s current fiscal quarter.

The Registrant is taking steps to recover its potential losses, but any recovery may not be realized until future quarters, if at all.  Among other things, Clearing has commenced legal proceedings to seize a brokerage account owned by the customer's employee with liquid net assets of approximately $13 million.  The Registrant also intends to seek recovery from various insurance policies and indemnifications held by the Registrant and Clearing.

These potential sources of recovery are uncertain and subject to the outcome of future legal claims and proceedings, which cannot be predicted and may not be sufficient to fully repay the loss.  It is also unlikely that any recovery would be realized during the Registrant’s fiscal quarter ending March 31, 2019.  Therefore, the Registrant will likely establish a reserve against the advance of up to $15.1 million, which would reduce the Registrant’s after-tax net income by approximately $10.8 million during the current quarter or approximately $0.17 per diluted share of common stock.

This Item 7.01 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing. The furnishing of the information under this item is not intended to, and does not, constitute a determination or admission by the Registrant that the information under this item is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Registrant or any of its affiliates. The information is presented as of March 8, 2019, and the Registrant does not assume any obligation to update such information in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axos Financial, Inc.

Date:	March 8, 2019	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer